Exhibit 5.1

June 28, 2017

Meridian Waste Solutions, Inc.

One Glenlake Parkway NE Suite 900

Atlanta, GA 30328

Re.      Meridian Waste Solutions, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

Reference is made to our opinion letter dated June 16, 2017 and included as Exhibit 5.1 to the Registration Statement on Form S-3 (File No. 333-216621) (the “Registration Statement”) by post-effective amendment, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), by Meridian Waste Solutions, Inc., a New York corporation (the “Company”). The Registration Statement was declared effective by the Commission on June 15, 2017 and included in such Registration Statement was the prospectus dated June 15, 2017 (the “Base Prospectus”). We are delivering this supplemental opinion letter in connection with the preliminary prospectus supplements dated June 23, 2017, June 23, 2017 and June 28, 2017, filed by the Company with the Commission under Rule 424(b) of the Securities Act (the “Prospectus Supplements” and, together with the Base Prospectus, the “Prospectus”). The Prospectus relates to the proposed offering by the Company (the “Offering”) of (i) shares of the Company’s common stock, $0.025 per share par value (the “Common Stock”); (ii) warrants to purchase shares of Common Stock; and (iii)  shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”). Pursuant to an underwriting agreement (the “Underwriting Agreement”), dated June 28, 2017, that the Company entered into with Roth Capital Partners. LLC and Joseph Gunnar and Co., LLC (the “Underwriters”), the Offering is going to include (i) up to 2,000,000 shares of the Company’s Common Stock (including 300,000 shares of Common Stock subject to an over-allotment option granted by the Company to the Underwriters) (collectively, the “Offering Shares”); (ii) warrants to purchase up to 500,000 shares of Common Stock (including warrants to purchase up to 75,000 shares of Common Stock subject to an over-allotment option granted by the Company to the Underwriters) (collectively, the “Offering Warrants”); and (iii) up to 575,000 shares of Common Stock issuable upon exercise of the Offering Warrants (collectively, the “Offering Warrant Shares”). The Offering Shares, the Offering Warrants, and the Offering Warrant Shares are collectively referred to herein as the “Securities”.

With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.	The Articles of Incorporation of the Company, as amended to date;

B.	The Bylaws of the Company, as amended to date;

C.	The Registration Statement;

D.	The Prospectus;

E.	The Underwriting Agreement;

F.	The resolutions of the Board of Directors of the Company (and committees thereof) relating to the approval of the filing of the Registration Statement and transactions in connection therewith, including the Offering; and

G.	Such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents.

For the purpose of the opinion expressed below, we have assumed that a sufficient number of authorized but unissued shares of the Company’s Common Stock will be available for issuance when the Warrant Shares are issued.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that:

1.	The Offering Shares have been duly authorized and, when issued and sold in the manner and under the terms described in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

2.	The Offering Warrants have been duly authorized and, when issued and sold in the manner and under the terms described in the Underwriting Agreement, will be legally valid and binding obligations of the Company.

3.	The Offering Warrant Shares have been duly authorized and, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor and in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

Very truly yours,

/s/ LUCOSKY BROOKMAN LLP
LUCOSKY BROOKMAN LLP